Exhibit 10.3

Share Purchase Agreement

(Hereinafter referred to as the “Agreement”)

by and between

FOSSIL EUROPE B.V.

and

Banque DEGROOF Luxembourg SA,

Mr. Eric GALLOU, Mr. Christian MATT,

ACTIV’INVEST SA

This Agreement is entered into as of August 3, 2001 by and among :

FOSSIL EUROPE B. V.

A company incorporated under the laws of the Netherlands, with its registered office at
De Boelelaan 7, Officiia I, 1083 HJ AMSTERDAM, The NETHERLANDS
Represented by Mr. T.R. TUNNELL, Executive Vice President and Chief Legal Officer,
Fossil Inc;

(Hereinafter referred to as "FOSSIL")

And

1.        Banque DEGROOF Luxembourg SA ("Banque DEGROOF")

A bank incorporated under the laws of Luxembourg

With its head office at Luxembourg, 7 Boulevard Joseph II

Registered under the number B 23 459

in the Register of Trade and Companies of Luxembourg

Represented by Mr. Jean-Louis WAUCQUEZ, Fondé de Pouvoir

and by Mr. Benoît DUVIEUSART, Secrétaire Général

Owning 1.800 Shares of GUM

2.     Mr. Eric GALLOU

A French citizen

Born in Strasbourg (France) on 01.13.1967

Living in Bouxwiller (France) 5 rue des Seigneurs

Owning 1000 Shares of GUM

3.     Mr. Christian MATT

A French citizen

Born in Strasbourg (France) on 04.29.1964

Living in Saverne (France) 23 rue du Serpent

Owning 1000 Shares of GUM

4.        ACTIV' INVEST SA ("ACTIV’INVEST")

A company incorporated under the laws of Luxembourg

With its head office at Luxembourg, 23 avenue Monterey

Registered under the number B 66 828

in the Register of Trade and Companies of Luxembourg

Represented by Mr.François Michel UHL,  Administrateur Délégué

Owning 200 Shares of GUM

(Hereinafter collectively referred as the "SELLER" or as the “Stockholders of the Company”)

FOSSIL and the SELLER are hereinafter individually / collectively referred to as the “Party” / the “Parties”.

WITNESSETH

Whereas FOSSIL wishes to acquire indirectly through GUM SA not less than 99,6 % of the outstanding share capital of VEDETTE INDUSTRIES SA (hereinafter referred to as "VEDETTE"), a company incorporated under the laws of France, with its head office at Saverne, 31 rue de la Vedette, and registered under the number B 675 680 516 in the Register of Trade and Companies of Saverne;

Whereas the SELLER owns all of the issued and outstanding shares of GUM (the "Company"), a company incorporated under the laws of France, having a capital of EUR 40,000, whose head office is located at Saverne, 31 rue de la Vedette, registered under the number B 425 122 884 in the Register of Trade and Companies of Saverne, which as of the date hereof consists of 4,000 (four thousand) shares, par value EUR 10 (ten Euro) ("the Company Shares");

Whereas the Company owns 124,534 shares of VEDETTE, which represents 99,6 % of the outstanding shares of VEDETTE;

Whereas each of Mrs. V. GALLOU, Mrs. S. KIEFFER, Mrs. S. MATT and Mr. Fr. UHL own 5 shares of VEDETTE, then a total of 20 shares that shall be transferred to the Company before the Closing Date.

Whereas the remaining 446 shares of VEDETTE are split up among 21 other shareholders as described in Schedule 1;

Whereas VEDETTE INDUSTRIES SA  is a leading French wholesaler for clocks and watches, controlling 3 subsidiaries :

-

LOGISAV, a logistic and after sales company,
A company incorporated under the laws of France
With its head office at Saverne, 31 rue de la Vedette
Registered under the number B 392 217 980
in the Register of Trade and Companies of Saverne
(100% of its shares are owned by VEDETTE)

-

SEM, an after sales company,
A company incorporated under the laws of France
With its head office at Reims, 8 rue Daniel Berger
Registered under the number B 378 298 830
in the Register of Trade and Companies of Reims
(100 % of its shares are owned by LOGISAV)

-

TROTIME ESPANA, a clock and watch wholesaler
A company incorporated under the laws of Spain
With its head office at Coslada (Madrid), c/Alcaria 7, 1-10
Registered under the number B 816 35 922
in the Register of Trade and Companies of Madrid
(51 % of its shares are owned by VEDETTE)

Whereas the Company, VEDETTE and each of the three subsidiaries may be hereafter referred to as the "Group Companies".

Whereas SELLER desires to sell all of the Company Shares to FOSSIL, and FOSSIL desires to acquire all of the Company Shares;

NOW, THEREFORE, in order to consummate said purchase and sale in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1                Sale of Shares and Purchase Price

1.1.         Sale and Transfer of Company Shares

In consideration of and in reliance upon the representations, warranties and covenants contained herein and subject to the terms and conditions of this Agreement, the SELLER agrees to sell with full title guarantee, and FOSSIL agrees to purchase, at the Closing Date (as defined in Section 3), all of the 4,000 Company Shares.

At the Closing, the SELLER shall deliver an order of movement transferring all the Company Shares to FOSSIL. The transfer of shares shall be mentioned on the same date in the share transfer ledger ("Registre de mouvements des titres") of the Company. All the shares shall be transferred at the Closing free and clear of any and all liens, encumbrances, charges or claims.

The Stockholders of the Company each waive all rights of preemption and other restrictions on transfer over the Company Shares conferred on them pursuant to the articles of association of the Company or applicable law or statute.

1.2.                Purchase Price

(a)           Amount of the Purchase Price

Assuming the Group Companies consolidated Stockholders’ Equity amounts to FRF 29,100,000,- as of June 30, 2001 and subject to the adjustments referenced below, the total purchase price (the "Purchase Price") to be paid by FOSSIL to the SELLER for the Company Shares shall be:

(i) subject to adjustments pursuant to Section 1.2(b), USD 5,300,000 (FIVE MILLION THREE HUNDRED THOUSAND USD) payable upon the Closing of the acquisition (the "Closing Payment ") split between the Stockholders of the Company as follows :

-	Banque DEGROOF	USD	3,000,000
-	Eric GALLOU	USD	1,000,000
-	Christian MATT	USD	1,000,000
-	ACTIV' INVEST	USD	300,000

and (ii) subject to the provisions of paragraph 1.2(c) hereof, up to USD 1.5 million in future earn-out payments (the "Earnout Payment ") payable to Eric GALLOU and Christian MATT on April 30, 2004.

The  Purchase Price shall then not exceed USD 6.8 million.

(b)           Price Adjustment in reliance upon the Group Companies consolidated Stockholder's Equity

On basis of the balance sheets as of June 30, 2001, already reviewed by the statutory auditor (VEDETTE, LOGISAV), or closed by the respective external accountants (SEM, TROTIME), SELLER shall prepare the consolidated balance sheets and statements of stockholders equity on the Group Companies (the “Certified Statement”) in order to determine the amount of the Group Companies consolidated Stockholder's Equityas of June 30, 2001, and cause the statutory auditor of the Company to certify them on or before September 30, 2001. For purposes of this section, the “Group Companies consolidated Stockholder’s Equity” is defined as being theamount shown on consolidated statement as of June 30,2001 (see Schedule 2).

The Certified Statement will be prepared consistent with generally accepted accounting principles in the Republic of France (French GAAP) and on the same basis and using the same accounting methods and policies as the Group Companies balance sheets as of December 31, 2000.

If the amount of the Group Companies consolidatedStockholder's Equity as of June 30, 2001 as reflected on the Certified Statement is less than TWENTY SEVEN MILLION SIX HUNDRED FORTY FIVE THOUSAND French Francs (FRF 27,645,000), then the Purchase Price will be decreased by an amount equal to the difference between the amount of the Group Companies consolidated Stockholder's Equity as of June 30, 2001 and FRF 29,100,000.

In the event such an adjustment  is made, each stockholder of the Company shall support the corresponding decrease of Purchase Price and shall consequently reimburse FOSSIL within 10 days as follows:

-	Banque DEGROOF	45% of the total decrease of Purchase Price
-	Eric GALLOU	25% of the total decrease of Purchase Price
-	Christian MATT	25% of the total decrease of Purchase Price
-	ACTIV' INVEST	5% of the total decrease of Purchase Price

If any of the Stockholders of the Company fails to pay any amount due to FOSSIL as a consequence of such adjustment when due, an interest rate equal to the interest rate on standing facilities practiced by ECB increased of 4 points shall be applied to the amount due.

(c)           Price Adjustment in reliance upon Earnout Payment

In the event that the Group Companies achieves the consolidated net sales and consolidated operating earnings targets (the “Earnout Targets“) as set forth on Exhibit “A” hereto, then, subject to the provisions of section 6, Mr. Eric GALLOU and Mr. Christian MATT shall each be entitled to receive fifty percent (50%) of the Earnout Payment on April 30, 2004.

For purposes of calculating the Earnout Payment, the Earnout Targets shall be based on consolidated net sales and consolidated operating income as determined in accordance with French GAAP.

The Earnout Targets shall be (i) prepared in accordance with French GAAP, consistently applied, on the same basis and using the same accounting methods and policies as the VEDETTE balance sheet as of December 31, 2000, and (ii) calculated on a consolidated basis (100%) for the Group companies and any other company that may integrate this group as a subsidiary before December 31, 2003.

Should any material change in the business operations of the Group companies be decided by FOSSIL against the opinion of Mr. Eric GALLOU and Mr. Christian MATT, the negative impact on the consolidated net sales and consolidated operating income of such decision shall be taken into account when checking achievement of Earnout Targets.

The maximum Earnout Payment shall be USD 1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND United States Dollars).

(d)           Payment of the Purchase Price

(i)            The Closing Payment shall be payable at the Closing by wire transfer in United States dollars to the bank account as specified by each Stockholder of the Company within five (5) business days prior to Closing. At the Closing Date the banks of each SELLER shall confirm to each SELLER that the amount specified in section 1.2(a), has been transferred by swift wire transfer to the accounts of each respective SELLER, and that the money is available free of any and all transfer or other tax or fee.

(ii)           Pursuant to Section 1.2.(c), the Earnout Payment shall be payable by wire transfer in United States dollars on April 30, 2004, to the bank account as specified by Mr. GALLOU and Mr. MATT within five (5) business days prior to such date, and the banks of Mr. GALLOU and Mr. MATT shall confirm to each of them that the funds are available free of any and all transfer or other tax or fee.

If FOSSIL fails to pay any such amount due to Mr. GALLOU and Mr. MATT on a such date, an interest rate equal to the interest rate on standing facilities practiced by ECB increased of 4 points shall be applied to the amount due.

Section 2                Pre-closing Covenants

Before the signature of this Agreement, FOSSIL has been allowed to carry out the due diligence review (the “Due Diligence”) it considers appropriate on the Group Companies.

This Due Diligence has been based on the documents and information as required by FOSSIL in Schedule 3.

Section 3                Closing

3.1          Closing Date

The transaction stipulated in Section 1.1 is subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by the Party for whose benefit the conditions exist.

(a)           The representations and warranties made by the Parties in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on and as of such date.

(b)           The Parties shall have carried out their respective obligations as specified in Sections 3.2 (a), 3.2(b) and 3.2(c).

(c)           The SELLER shall cause the Company to clean its balance sheet as of the Closing date from all debt and other liabilities, but liabilities of less than FRF 50.000 pertaining to normal course of business.

The purchase and sale contemplated herein shall be consummated at a Closing to take place by mail, facsimile or at the offices of the Company on August 6, 2001 (the "Closing Date "), or at such other time and place as the Parties may agree upon in writing.

3.2          Actions to be taken at the Closing

The following actions shall be taken at the Closing:

(a)                FOSSIL’s Obligation

At Closing FOSSIL shall deliver to SELLER:

(i)            the Purchase Price in accordance with Section 1.2(d)(i) hereof; and

(ii)           a countersigned original of the Award Agreement and Confidentiality Agreement in the form attached hereto as Exhibit B and C, respectively.

(iii)                As evidence of the authority of each person executing a document referred to herein on FOSSIL's behalf:

(a)a copy of the minutes of a duly held meeting of the directors of FOSSIL (or a duly constituted committee thereof) authorizing the execution by FOSSIL of the document and, where such execution is authorized by a committee of the board of directors of FOSSIL, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

(b)a copy of the power of attorney conferring the authority

(b)                SELLER’s Obligation

At Closing, the SELLER shall deliver, or cause to be delivered, to FOSSIL:

(i)                "Registre de mouvement des titres" duly completed with the transcription of the transfer of all Company Shares to FOSSIL:

(ii)                As evidence of the authority of each person executing a document referred to herein on SELLER’s behalf:

(c)a copy of the minutes of a duly held meeting of the directors of each corporate Seller (or a duly constituted committee thereof) authorizing the execution by such Seller of the document and, where such execution is authorized by a committee of the board of directors of a Seller, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

(d)a copy of the power of attorney conferring the authority

in each case certified to be true by a director or the secretary of such Seller;

(iii)                Each register and minute book containing the minutes of all meetings of the Board of Directors, all Shareholders meetings and attendance sheets of the Company;

(iv)                The resignations of all of the Directors of the Company and all of the members of the supervisory board of VEDETTE.

(c)                GALLOU and MATT obligations

At Closing:

(i)            Mr. MATT and Mr. GALLOU shall each deliver to Fossil a countersigned original of the Award Agreement and Confidentiality Agreement in the form attached hereto as Exhibit B and C.

(ii)                Mr. MATT and Mr. GALLOU shall have accepted the positions of Director General and Director Administration and Finance of VEDETTE, respectively

3.3                Transfer Taxes.

All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by FOSSIL. In this respect all of the Parties shall sign, if any, necessary tax return.

Section 4                Representations and warranties

4.1                Representations and Warranties of the SELLER :

As a material inducement to FOSSIL to enter into this Agreement and consummate the transactions contemplated hereby, the SELLER hereby warrants to FOSSIL that each representation and warranty contained on Exhibit D hereto is true and accurate as of the date of this Agreement.

4.2                Representations and Warranties of FOSSIL :

(a)           Making of Representations and Warranties

As a material inducement to SELLER to enter into this Agreement and consummate the transactions contemplated hereby, FOSSIL hereby makes to SELLER the representations and warranties contained in this Section 4.2.

(b)                Organization and Qualifications of FOSSIL

FOSSIL is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

(c)                Authority of FOSSIL

FOSSIL has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by FOSSIL pursuant to this Agreement and to carry out the transactions contemplated hereby.

The execution, delivery and performance by FOSSIL of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of FOSSIL and no other action on the part of FOSSIL is required in connection therewith.

The representative of FOSSIL has been duly authorized to conclude the present Agreement by the Board of Directors of FOSSIL.

(d)                Litigation

There is no litigation pending or, to its best knowledge threatened against FOSSIL which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

(e)                Brokerage

FOSSIL has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

Section 5                Indemnification

5.1                Indemnification by the SELLER

Subject to Section 4.1, the SELLER agrees subsequent to the Closing to indemnify FOSSIL, the Company and/or its subsidiaries (together "the Indemnified Parties") from and against any damages, liabilities, losses and taxes (the “Losses”), which may be sustained or suffered by the Indemnified Parties arising from an event prior to the Closing Date and based upon :

-               an intentional misrepresentation or a breach by the SELLER of any of its material representations, warranties or covenants under this Agreement,

-               any liability of the Group Companies for taxes and/or social security charges arising from an event or transaction or pertaining to the conduct of the Business prior to June 30,2001 which have not been paid or provided for or reserved against by the Company or any of its subsidiaries in the balance sheets as of June 30, 2001, as well as any accrued or unpaid liability of the Group Companies for taxes and/or social security charges arising from an event or transaction prior to Closing Date and which does not pertain to the normal conduct of the Business.

-               any liability of the Group Companies in respect of any claim made by any third party and relating to, arising out of or in connection with any event occurring prior to the Closing Date, and not mentioned in Schedule 4 hereto.

5.2                Limitations of Indemnification by the SELLER

Notwithstanding the foregoing, the right of the Indemnified Parties to indemnification under Section 5.1 shall be subject to the following provisions:

Every and all future Losses, which should be charged to the SELLER as a consequence of the representations and warranties made by him in Section 4.1 hereof, shall :

•       first be deducted from the amount of the Group Companies consolidated Stockholders' Equity as of June 30, 2001 exceeding FRF 29,100,000 : the “Equity Excess”;

•       then be deducted from the amount actually collected against SBIG on basis of the Court decision rendered or any other future settlement in “Affaire SBIG”(as reported hereinafter on Schedule 4): the “SBIG Indemnity”.

The SELLER will only indemnify an Indemnified Party when the cumulative sum of such Losses exceeds the sum of the Equity Excess and the SBIG Indemnity : the “Total Excess”.

Should the SBIG Indemnity be totally or partly collected after a payment made by the SELLER in accordance with section 5.5., the SELLER will be entitled to claim refund of such payment, within the limit of the amount actually collected against SBIG.

Then after the Losses exceed the Total Excess, the Indemnified Parties shall have no right of indemnification for breaches of any representation or warranty until the total amount of Losses exceeds in the aggregate FRF 710,000 (seven hundred ten thousand French Francs) (i.e. about USD 100,000).

The liability of the SELLER shall be limited to the amount exceeding FRF 710,000 (seven hundred ten thousand French Francs) (i.e. about USD 100,000) up to a total amount:

•       that should not exceed the Purchase Price actually paid according to Section 1.2. here-above, in the event of the breach of representations, warranties and covenants made under section 1.1, 1.2, 1.3, 3.1.1, 3.1.2, 3.1.3, 3.1.4, 7.2 and 10.1 of Exhibit D attached hereto;

•       that should not exceed  FRF 14.200.000 (fourteen million two hundred thousand French Francs) (i.e. about USD 2.000.000), in the event of another cause of indemnification.

Notwithstanding anything in this Section 5 to the contrary, no indemnification shall be payable by SELLER with respect to any claim for which notice has not been provided to the SELLER during the “Initial Indemnification Period” which is lasting one year from the Closing Date, except for tax and URSSAF (French social organization) matters, in which case the indemnification period shall be specially extended to June 30, 2004 (the “Extended Indemnification Period”)

5.3          Notice; Defense of Claims

(a)

An Indemnified Party may only make claims for indemnification hereunder by giving written notice and evidence thereof to the SELLER within (i) the Initial Indemnification Period, or (ii) the Extended Indemnification Period for tax and URSSAF matters.

If indemnification is sought for a claim or liability asserted by a third party (a “Third Party Claim”), the Indemnified Party shall also give written notice thereof to the SELLER within ten (10) business days after it receives notice of the Third Party Claim, provided however the failure to give such notice shall not limit the Indemnified Party’s right to indemnification except however that such failure does not prejudice SELLER's ability to remedy such breach and defend any resulting claim, and the indemnification shall not be extended to the prejudice caused by the delay.

All notices to SELLER shall be sent as required in Section 7.5. hereunder.

(b)

Within twenty (20) business days after receiving notice from the Indemnified Party, the SELLER shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any Third Party Claim at its own cost and expense.

If the SELLER fails to give notice that it disputes an indemnification claim within 20 business days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim.

(c)

The SELLER with his own selected counsel may direct the defense against a Third Party Claim. The Indemnified Party shall at all times have the right to fully participate in the defense against a Third Party Claim at its own expense directly or through counsel.

If the Third Party Claim is one that by its nature cannot be defended solely by the SELLER or by the Indemnified Party, then the SELLER and the Indemnified Party shall make available such information and assistance to the other as the other may reasonably request and shall cooperate with the other in such defense.

FOSSIL shall ensure that the SELLER or his agents and counsels shall be entitled to participate in tax or others audits and discussions with tax authorities or other third party regarding tax matters or any other issue in relation with the representations and warranties given by the SELLER in the hereabove Section 4.1.

FOSSIL shall cause VEDETTE to make available any relevant facts, documents and paperwork to inform the SELLER completely. On request of the SELLER, FOSSIL and VEDETTE shall authorize the SELLER to take legal steps against tax assessments and other rulings of the tax authorities or against third parties at SELLER’s own expense.

5.4                Calculation of SELLER Indemnification Obligations.

In order to satisfy the indemnification obligations of the SELLER pursuant to Sections 5.1 and 5.2. above, and only if the SELLER has not disputed the claim and if the Indemnified Party has paid the amounts qualified as Losses, the amount due by the SELLER shall be calculated as follows :

The Losses incurred by an Indemnified Party on account of all such claims decreased by:

(1)           all increase of assets or decrease of indebtedness based on facts happened before June 30, 2001; and by

(2)           any savings in taxes that Group Companies would realize due to the increase in liabilities caused by such Losses; and by

(3)           any penalties in the form of an increased tax assessment the effect of which is only to postpone a claimed tax benefit without creating any net additional tax liability.

5.5                Satisfaction and Payment by SELLER of its Indemnification Obligations.

(a)

Any and all Losses notified with evidence by the Indemnified Party and accepted by the SELLER during the Initial Indemnification Period shall be supported by the SELLER as follows:

-	Banque DEGROOF	45% of the total Indemnification Obligation
-	Eric GALLOU	25% of the total Indemnification Obligation
-	Christian MATT	25% of the total Indemnification Obligation
-	ACTIV' INVEST	5% of the total Indemnification Obligation

And each Stockholder of the Company shall directly and personally indemnify and pay FOSSIL.

(b)

During the Extended Indemnification Period, any and all Losses shall be and may only be deducted from the Earnout Payment to be possibly made on April 30, 2004.

Section 6                Active Management - FOSSIL Options

(a)

Except as otherwise provided herein, FOSSIL shall cause VEDETTE to retain Christian MATT and Eric GALLOU (the “Active Management”), in the capacity as Director General and Director, Administration and Finance, respectively, until December 31, 2003, unless they, or one of them, is discharged for good cause.

Active Management will receive the FOSSIL stock options at the Closing Date upon the terms and conditions contained in their respective Award Agreement attached hereto as Exhibit A. In addition, each of them will have the opportunity to be granted additional options each following year in accordance with Fossil’s policies and procedures.

Notwithstanding the provisions of section 1.2 (c):

•       if Active Management or one of its members voluntarily quits before December 31, 2003, the Earnout Payment will be USD 1 (One US Dollar) for his respective payment.

•       If Active Management or one of its members is involuntarily and without any real and serious reason (according to French social regulation “licenciement sans cause réelle et sérieuse”) dismissed before December 31, 2003, then the respective Earnout Payment  to such dismissed manager shall be USD 750.000 (Seven Hundred And Fifty Thousand US Dollar).

•       If Active Management or one of its members die before the end of the Earnout period, i.e. December 31, 2003, then the heirs of the deceased shall be entitled to receive a prorated Earnout Payment (the “Prorated Earnout”) within 45 days following the end of the fiscal year of such member’s death in accordance with the provisions of section 6(b).

(b)

The Prorated Earnout shall be based upon the attainment of the cumulative Earnout Targets as set forth on Exhibit A (with respect to both Net Sales and Operating Income) for (i) the fiscal year end immediately following the death of a member of Active Management and (ii) all prior periods (the “Cumulative Targets”).  The achieved results and Prorated Earnout calculation are as follows:

Achieved Results (Net Sales)	Base Earnout Amount
100% and more of Cumulative Target	USD 750,000	times the Prorated Amount
From 95% to 99.9% of Cumulative Target	USD 600,000	times the Prorated Amount
From 90% to 94.9% of Cumulative Target	USD 450,000	times the Prorated Amount
From 85% to 89.9% of Cumulative Target	USD 375,000	times the Prorated Amount
Less than 85% of Cumulative Target	USD 1	times the Prorated Amount

Achieved Results (Operating Income)	Base Earnout Amount
100% or more of Cumulative Target	USD 750,000	times the Prorated Amount
From 50% to 99.9% of Cumulative Target	17.48251% USD of EUR Operating Income times the Prorated Amount
Less than 50% of the Cumulative Target	USD 1

The Prorated Amount shall be a percentage represented by the quotient of the number of fiscal quarters from the July 01, 2001 until the year end immediately following the death of the member of Active Management divided by the total number of fiscal quarters from the July 01, 2001 until December 31, 2003 (10 fiscal quarters).

Section 7                Miscellaneous

7.1          Fees and Expenses

Each of the parties shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

Each party shall pay all costs incurred by it in furtherance of the preparation and negotiation of this Agreement and the performance by each such party of its obligations pursuant to this Agreement.

7.2          Entire Agreement

This Agreement, as well as its exhibits and schedules, attached hereto and incorporated herein by reference, reflect the entire agreement of the Parties related to the subject matter hereof and thereof and supersedes all prior negotiations and agreements between the Parties concerning the subject matter hereof and thereof and can be amended or changed validly only by an instrument in writing signed by all Parties. This form requirement shall also apply to any change, modification or waiver of the form requirement set forth in the preceding sentence.

In the event individual provisions of this Agreement should in its entirety or partially be or become invalid or impracticable, then the validity of the remaining provisions of this Agreement shall not be affected thereby. Instead of the invalid or impracticable provision, such reasonable provision or provisions shall apply which come as close as legally possible to what the Parties would have agreed according to the sense and purpose of this Agreement had they considered the matter initially in the light of such invalidity or impracticability.

7.3                Publicity and Disclosures

No Party to this Agreement shall make any public or private statement or any disclosure with respect to this agreement and the transaction comtemplated herein without the express written approval of the other(s) Party(ies); provided, however, that nothing herein shall prevent one Party from making any such disclosures or statements as may be required by law, regulation or rule of any stock exchange, except that the disclosing Party shall use all reasonable efforts to notify and consult with the other Party(ies) prior to any such disclosure or statement.

7.4                Governing Law

This Agreement shall be governed by, construed under and enforced in accordance with the laws of France.

7.5          Notices

Any notice, request, demand or other communication required or permitted hereunder shall be done in writing and shall be deemed to have been given if delivered or sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States or French post office facilities properly addressed with postage prepaid.  All notices to a Party will be sent to the addresses set forth below or to such other address or person as such Party may designate by notice to each other party hereunder:

TO FOSSIL:		FOSSIL EUROPE, B.V.
c/o Fossil, Inc. 2280 N. Greenville Ave. Richardson, Texas 75082 USA
		Attn:	T. R. Tunnell, Executive Vice President
		Tel:	972-699-2139
		Fax:	972-498-9639
		Email:	trtunnell@fossil.com

TO SELLER:	(i)
Banque DEGROOF Luxembourg SA

7, boulevard Joseph II L - 1840 – LUXEMBOURG

		Attn:	M. Benoît DUVIEUSART
		Tel:	+352 45 35 45
		Fax:	+352 25 14 33
		Email:	jeanlouis.waucquez@degroof.lu

(ii)
M. Christian MATT

23, rue du Serpent
F - 67700 - SAVERNE

(iii)
M. Eric GALLOU

5, rue des Seigneurs
F - 67330 - BOUXWILLER

	(iv)	ACTIV'INVEST
23, avenue Monterey L-2086 Luxembourg
		Attn:	M. François UHL
		Tel:	+352 46 61 11
		Fax:	+352 46 61 11 34 00

With a copy to:	Landwell et Associés
Centre d’Affaires Urbania 230 Avenue de Colmar B.P. 263 67021 Strasbourg Cedex 01 France
	Attn:	Maître Philippe Gramling
	Tel:	+33.3.90.40.26.24
	Fax:	+33.3.90.40.26.26
	Email:	philippe.gramling@fr.landwellglobal.com

Any notice given hereunder may be given on behalf of any Party by his counsel or other authorized representatives.

7.6          Dispute Resolution

Any and all dispute, controversies, differences which may arise out of or in relation to or in connection with this Agreement or the transactions contemplated hereby including its legal validity shall be finally settled and binding upon the Parties hereto by an arbitration process to be held in Strasbourg, France (or such other location as the Parties may agree).

The arbitration tribunal will be comprised of an arbitrator jointly designated by the Parties or, if the Parties cannot agree on an arbitrator within a time period of one month, then by three arbitrators, one designated by each Party and the third one ,who will act as chairman of the arbitral tribunal by the others.

In this respect, the SELLER irrevocably appoint M. François UHL, or in case of prevention M. Eric GALLOU, as their common “REPRESENTATIVE”.

Any legal proceedings made by or delivered to this “REPRESENTATIVE” will be deemed having been made by or delivered to all of the sellers.

The REPRESENTATIVE is in particular irrevocably entitled to appoint the arbitrator on behalf of all of the Sellers. Should the REPRESENTATIVE fail to appoint an arbitrator on behalf of the Sellers within a time period of three months from the date of the Request for Arbitration, then FOSSIL shall be irrevocably entitled to initiate legal proceedings before the Tribunal de Grande Instance in Strasbourg.

Reciprocally, should FOSSIL fail to appoint an arbitrator within a time period of three months from the Request for Arbitration, then the SELLER shall be irrevocably entitled to initiate legal proceedings before the Tribunal de Grande Instance in STRASBOURG.

In case the two arbitrators cannot agree on a third, the third shall be appointed by le Président du Tribunal de Grande Instance in Strasbourg at the request of the most diligent party;

The language of such arbitration shall be English and such arbitration shall be conducted according the special arbitration rules of the Nouveau Code de Procédure Civile.

7.7          Binding effect, Assignment

This Agreement shall be binding upon and insure to the benefit of the Parties and their successors. This Agreement may not be assigned by any Party without the prior written consent of the other Party.

7.8          List of Schedules and Exhibits

Schedule 1 : List of VEDETTE’s Shareholders

Schedule 2 : Consolidated statement as of 6/30, 2001

Schedule 3 : Due diligence : List of initial documents and information.

Schedule 4 : List and description of claims and litigations

Schedule 5 : Last approved accounts of each of the Group Companies (Excl. GUM).

Schedule 6 : List of business’ encumbrances, liens and pledges

Schedule 7 : Intellectual property rights list

Schedule 8 : Employees detailed list

Schedule 9 : Insider Agreements list

Schedule 10: Financial commitment

Exhibit A:                 Earnout Targets

Exhibit B:                 Form of Option Award Agreement

Exhibit C:                 Form of Confidentiality Agreement

Exhibit D:                 Sellers’ Representations and Warranties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

Signed in Saverne and in Richardson, on August 3, 2001.

For FOSSIL EUROPE B. V. (« FOSSIL »)
Represented by , T.R. TUNNELL,
Executive Vice President and Chief Legal Officer, Fossil Inc;

Banque DEGROOF Luxembourg

Represented by Jean-Louis WAUCQUEZ,
Fondé de Pouvoirs Principal

And by Benoît DUVIEUSART,
Secrétaire Général

By Eric GALLOU

By Christian MATT

For ACTIV’INVEST SA

Represented by François M.UHL,
Administrateur Délégué

Exhibit A